Exhibit 2

SHARE EXCHANGE AGREEMENT

BY AND AMONG

APPLIED DIGITAL SOLUTIONS, INC.

AND

THE FORMER SHAREHOLDERS OF DSD-HOLDING A/S

April 12, 2006

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement is entered into as of April 12, 2006, by and among Applied Digital Solutions, Inc., a Missouri corporation (the "Company" or "ADSX"), LANO Holding ApS, Torsten Nordfjeld, Vaekstfonden and Parfait ApS, the former shareholders of DSD-Holding A/S, a Danish corporation ("DSD")(the former shareholders shall be referred to collectively as, the "Shareholders").

Preliminary Statements

I.  This Agreement is entered into in connection with that certain Stock Purchase Agreement, effective as of February 28, 2005, by and among the Company's majority-owned subsidiary, Digital Angel Corporation, a Delaware corporation ("DOC"), and the Shareholders (the "Stock Purchase Agreement"), whereby DOC purchased DSD and its wholly-owned subsidiaries Daploma International A/S and Digitag A/S, from the Shareholders. Defined terms used in this Agreement but not expressly defined herein shall have the meanings given such terms in the Stock Purchase Agreement.

II. Paragraph 1.4.3 of the Stock Purchase Agreement gives DOC the right to pay one-half of the Buyout Purchase Price in cash, and the remainder of the Buyout Purchase Price in shares of unregistered DOC Common Stock between the closing date of the Stock Purchase Agreement and December 31, 2006. Based on further discussions between the parties, in order to provide the Shareholders with assurance that they will receive the full value of the Purchase Price under the Stock Purchase Agreement, the Company desires to issue to the Shareholders shares of ADSX Common Stock to be registered with the Commission in exchange for the unregistered shares of DOC Common Stock to be paid to the Shareholders pursuant to Paragraph 1.4.3 of the Stock Purchase Agreement.

III. The Shareholders have represented to the Company that the DOC Shares (as defined hereunder) will be transferred to the Shareholders by DOC in partial satisfaction of the Buyout Purchase Price immediately prior to the Closing on the Closing Date.

IV. For strategic investment purposes, the Company wishes to purchase the DOC Shares from the Shareholders, in consideration for the ADSX Exchange Shares (as defined hereunder) (which will be registered for resale pursuant to the provisions of the Securities Act) on the terms and subject to the conditions set forth in this Agreement.

Agreement

In consideration of the preliminary statements and the respective mutual covenants, representations and warranties herein contained, the parties hereto agree as set forth below.

ARTICLE I

Definitions

In addition to terms defined elsewhere in this Agreement or in the Stock Purchase Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

“ADSX Common Stock” means the common stock of ADSX, par value $.01 per share.

"ADSX VWAP" means, for any date, the daily volume weighted average price of the ADSX Common Stock for such date as reported by Bloomberg Financial, L.P. (based on a Trading Day from 9:30 a.m. ET to 4:02 p.m. Eastern Time) using the VAP (volume average price) function.

“Agreement” means this Share Exchange Agreement together with any exhibits and schedules referred to herein.

"Agreement Effective Date" means the date of execution of this Agreement.

“Commission” means the Securities and Exchange Commission.

"DOC Common Stock" means the common stock of DOC, par value $.005 per share.

"DOC VWAP" means, for any date, the daily volume weighted average price of the DOC Common Stock for such date as reported by Bloomberg Financial, L.P. (based on a Trading Day from 9:30 a.m. ET to 4:02 p.m. Eastern Time) using the VAP (volume average price) function.

"Effective Date" means the date the Registration Statement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means, with respect to the Registration Statement filed hereunder, no later than the 20th calendar day following the Agreement Effective Date.

“Person” means any natural person, corporation, unincorporated organization, partnership, association, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government or any other entity.

“Registration Statement” means the registration statement to be filed by the Company hereunder by Section 8.1, subject to receipt of a certain waiver described herein, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, if required, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“SEC Reports” means all reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof.

“Securities Act” means the Securities Act of 1933, as amended.

"Trading Day" means a day on which the ADSX Common Stock is traded on the Nasdaq SmallCap Market, or if the ADSX Common Stock is not listed on the Nasdaq SmallCap Market, a day on which the ADSX Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board or is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated.

ARTICLE II

Purchase of Securities; Consideration

2.1 Issuance of Securities. On and subject to the terms and conditions set forth herein, on the Closing Date, the Shareholders shall transfer to the Company, and the Company shall acquire from the Shareholders, all of the Shareholders' right, title and interest in and to that number of shares of DOC Common Stock equal to U.S. $1,000,000 (the "DOC Shares") divided by the average of the DOC VWAP for the ten (10) Trading Days prior to payment, pursuant to Section 1.4.3 of the Stock Purchase Agreement.

2.2 Consideration. The purchase price for the DOC Shares shall be U.S. $1,000,000 ("Purchase Price"), payable by the Company on the Closing Date (as defined hereunder) by delivery, in the aggregate, of that number of shares of ADSX Common Stock (the "ADSX Exchange Shares") equal to the Purchase Price divided by the ADSX Per Share Exchange Price (as defined hereunder).

2.3 Place of Closing; Closing Date. The closing of the issuance and exchange of the DOC Shares under this Agreement (the "Closing") will take place at the offices of the Company or such other location as may be mutually agreed by the Company and the Shareholders, and shall occur on the business day following the Effective Date (the "Closing Date").

2.4 Closing Price. The number of ADSX Exchange Shares issuable under this Agreement on the Closing Date shall equal U.S. $1,000,000 divided by the average of the ADSX VWAP for the two (2) Trading Days immediately preceding (and not including) the Closing Date (the "ADSX Per Share Exchange Price"); provided, however, in the event that the ADSX Per Share Exchange Price is less than $2.64 (the "Floor Price"), then the Company shall have the option on one occasion, which may be exercised or waived in its sole discretion, to postpone the Closing Date, for a period not to exceed thirty calendar (30) days, such alternative closing date within the thirty (30) day postponement period as may be determined by the Company in its sole discretion.

2.5 Deliveries of DOC Shares and ADSX Exchange Shares on the Closing Date. Subject to the terms and conditions of this Agreement and including but not limited to the closing requirements of Section 7.1, on the Closing Date: (i) the Shareholders will deliver to the Company, that number of DOC Shares being issued to them as calculated in Section 2.1, and (ii) the Company will, upon receipt of the DOC Shares, deliver to the Shareholders, that number of ADSX Exchange Shares being exchanged in consideration for the DOC Shares as calculated in Sections 2.2 and 2.4.

2.7 Fractional Shares. The Shareholders and the Company shall receive a whole number of shares of ADSX Exchange Shares and DOC Shares, respectively, and no fractional shares of

ADSX Exchange Shares and DOC Shares shall be issued. In lieu of fractional shares, the Shareholders and the Company shall deliver to the other respective party, cash or a company check in the amount of the fractional share(s) otherwise issuable to the Company and the Shareholders by the other party based on the closing price of the ADSX Exchange Shares or DOC Shares as calculated in Sections 2.1 and 2.4, respectively.

ARTICLE III

Representations and Warranties of the Shareholders

In order to induce the Company to enter into this Agreement and to consummate the transaction contemplated hereby, the Shareholders make the representations and warranties set forth below to the Company.

3.1 Organization; Standing and Power. The Shareholders LANO Holding ApS, Parfait ApS and Vaekstfonden are business entities duly formed, validly existing and in good standing under the laws of the respective jurisdictions of their formation with the requisite power and authority to own and use their properties and assets and to carry on their businesses as currently conducted.

3.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement by the Shareholders and the consummation by the Shareholders of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the Shareholders, and constitutes the legal, valid and binding obligation of the Shareholders, enforceable in accordance with its terms, except to the extent that its enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.3 No Violation or Conflict. The execution, delivery and performance of this Agreement by the Shareholders and the consummation by the Shareholders of the transactions contemplated hereby: (a) do not and will not violate or conflict with any provision of law or regulation, or any writ, order, judgment or decree of any court or governmental or regulatory authority, or any provision of the Shareholders' governing documents; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Shareholders pursuant to any material instrument or agreement to which the Shareholders are a party or by which the Shareholders or their properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing Date.

3.4 Consent of Governmental Authorities. Other than in connection with the Securities Act, the Exchange Act and the rules of any applicable stock exchange, no consent, approval or authorization of, or registration, qualification or filing with any federal, state or local governmental or regulatory authority is required to be made by the Shareholders in connection with the execution, delivery or performance by the Shareholders of this Agreement or the consummation by the Shareholders of the transactions contemplated hereby.

3.5 No Encumbrances. When transferred to the Company in accordance with this Agreement, the DOC Shares shall be free and clear of all liens and encumbrances.

ARTICLE IV

Representations and Warranties of the Company

In order to induce the Shareholders to enter into this Agreement and to consummate the transaction contemplated hereby, the Company makes the representations and warranties set forth below to the Shareholders.

4.1 Organization; Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.

4.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that its enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.3 No Violation or Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby: (a) do not and will not violate or conflict with any provision of law or regulation, or any writ, order, judgment or decree of any court or governmental or regulatory authority, or any provision of the Company's Articles of Incorporation or Bylaws; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any material instrument or agreement to which the Company is a party or by which the Company or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing Date.

4.4 Consent of Governmental Authorities. Other than in connection with the Securities Act, the Exchange Act and the rules of the Nasdaq SmallCap Market, no consent, approval or authorization of, or registration, qualification or filing with any federal, state or local governmental or regulatory authority is required to be made by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

4.5 Validity of Securities. When issued in accordance with this Agreement, the ADSX Exchange Shares shall be duly and validly authorized, legally issued and outstanding, fully paid and non-assessable, shall not have been issued in violation of the preemptive rights of any Person, and free and clear of all liens and encumbrances.

4.6 Absence of Material Adverse Changes; Disclosure of Material Non-Public Information; SEC Reports. Since the filing by the Company of its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, with the Commission, there have been no material adverse changes to the assets, liabilities, business or condition (financial or otherwise) of the Company, and all disclosures of material non-public information required pursuant to the Securities Act and the Exchange Act have been made accordingly. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V

Covenants

5.1 Confidentiality. Except as otherwise required in the performance of obligations under this Agreement and except as otherwise required by law, any nonpublic information received by a party or its advisors from the other party shall be kept confidential and shall not be used or disclosed for any purpose other than in furtherance of the transaction contemplated by this Agreement. The obligation of confidentiality shall not extend to information (a) which is or shall become generally available to the public other than as a result of an unauthorized disclosure by a party to this Agreement or a person to whom a party has provided such information, (b) which is or becomes known by or available to a party to this Agreement on a nonconfidential basis prior to its disclosure by one party to the other pursuant to this Agreement, or (c) which is or becomes available to a party on a nonconfidential basis from a source other than a party to this Agreement. Upon termination of this Agreement, each party shall promptly return any confidential information received from the other party and, upon request, shall destroy any copies of such information in its possession. The covenants of the parties contained in this Section 5.1 shall survive any termination of this Agreement.

5.2 Notification. Each party to this Agreement shall promptly notify the other parties in writing of the occurrence, or pending or threatened occurrence, of any event that would constitute a breach or violation of this Agreement by any party or that would cause any representation or warranty made by the notifying party in this Agreement to be false or misleading in any respect. Any such notification shall not limit or alter any of the representations, warranties or covenants of the parties set forth in this Agreement nor any rights or remedies a party may have with respect to a breach of any representation, warranty or covenant.

5.3 Further Assurances. The parties hereto shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the DOC Shares and the ADSX Exchange Shares and to consummate the transactions contemplated by this Agreement.

ARTICLE VI

Additional Agreements

6.1 Survival of the Representations and Warranties. The representations and warranties of the Company and of the Shareholders set forth in this Agreement shall terminate two years following the Closing Date (or the alternative closing date).

6.2 Investigation. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. All statements contained herein or in any schedule, certificate, exhibit, list or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties for purposes of this Agreement.

6.3 Arbitration. Any and all claims, disputes or matters in controversy arising under this Agreement which the parties are unable to settle by mutual agreement shall be resolved by binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association as in force at the time (“AAA”).

(a) A party which desires to submit a claim, dispute or controversy to binding arbitration under this Section 6.3 shall so notify the other parties, and if after 30 days from the date of such notice the claim, dispute or controversy remains unsettled, any party may petition the AAA for arbitration of the claim, dispute or controversy. Matters submitted to arbitration shall be resolved in accordance with the decision of a panel of three arbitrators selected by the AAA. The arbitrators shall be experienced in the resolution of commercial disputes arising in the context of negotiated acquisitions of businesses, and the place of arbitration shall be in Palm Beach County, Florida.

(b) The three arbitrators shall investigate the facts and shall hold hearings at which the parties to this Agreement may present evidence and arguments, be represented by counsel and conduct cross-examination. In determining any question, matter or dispute before them, the arbitrators shall apply the provisions of this Agreement and shall not have the power to add to, modify or change any of the provisions of this Agreement. The three arbitrators shall render a written decision upon the matter presented to them by a majority vote within 90 days after the date on which the hearings and presentation of evidence are concluded, unless a longer period is provided under the rules of the AAA. The decision rendered by the arbitrators shall be final and binding on, and unappealable by, the parties. Judgment upon the decision rendered in such arbitration may be entered by any court having jurisdiction thereof. No party to an arbitration proceeding shall be considered in default hereunder during the pendency of arbitration proceedings relating to a disputed default. If the three arbitrators fail to render a timely decision, then, to the extent permitted by law, any party shall have the right to institute an action or proceeding in such court as shall be appropriate in the circumstances, and, upon the institution of such action, the arbitration proceeding shall be terminated and shall be of no further force and effect. The arbitrators shall determine in what proportion the parties shall bear the fees and expenses of the arbitrators, and each party shall otherwise bear its own fees and expenses, including expenses of legal counsel and other advisors or consultants. It is the intention of the parties that arbitration as described above be the sole and exclusive means available to them for the resolution of claims, disputes or matters in controversy arising under this Agreement, other than claims, disputes and matters arising under those provisions referred to in the first sentence of this Section 6.3, and only in the event that the arbitrators fail to render a decision in accordance with the foregoing provisions shall a party have the right to institute legal action with respect to such claim, dispute or matter. Accordingly, it shall be a complete defense to any action instituted by a party with respect to a claim, dispute or matter in controversy under this Agreement that such claim, dispute or matter has not first been submitted to arbitration in accordance with the foregoing provisions.

ARTICLE VII

Closing; Conditions Precedent

7.1 Closing. All proceedings to be taken and all documents to be executed on the Closing Date shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. On the Closing Date, the Shareholders shall deliver, or cause to be delivered, to the Company: (i) the DOC Shares in accordance with the procedure described in Section 2.5, free and clear of any and all claims, liens, charges, security interests, pledges or encumbrances of any nature whatsoever and together with all accrued benefits and rights attaching thereto; (ii) a certificate as of a recent date as to the good standing of the corporate Shareholders in their respective jurisdictions of formation; (iii) such other documents as may be specified, or required to satisfy the conditions set forth, in Sections 7.2 and 7.3; and (iv) such other documents and instruments as the Company may reasonably request. On the Closing Date, the Company shall deliver to the Shareholders: (i) the ADSX Exchange Shares in accordance with the procedure described in Section 2.5, free and clear of any and all claims, liens, charges, security interests, pledges or encumbrances of any nature whatsoever and together with all accrued benefits and rights attaching thereto; (ii) certificate of the Secretary of State of Missouri as of a recent date as to the good standing of the Company and its Articles of Incorporation, as amended; (iii) such other documents as may be specified, or required to satisfy the conditions set forth, in Sections 7.2 and 7.3; and (iv) such other documents and instruments as the Shareholders may reasonably request.

7.2 Conditions Precedent to the Obligations of the Company. Unless waived in writing by the Company, all of the obligations of the Company under this Agreement are subject to the satisfaction at or prior to the Closing Date (or any alternative closing date) of each and every one of the following conditions.

(a) Representations and Warranties True. Each of the representations and warranties of the Shareholders contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transaction contemplated hereby shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true and correct in all respects) as of the Closing Date with the same force and effect as though made on and as of such date.

(b) Performance. The Shareholders shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c) Consents. The Shareholders shall have obtained all material authorizations, consents, waivers and approvals as may be required to consummate the transaction contemplated by this Agreement.

(d) Board Approval. The Board of Directors or other applicable governing authority of each of the Shareholders shall have approved the execution, delivery and performance of this Agreement by the Shareholders.

(e) Shareholders' Certificate. The Shareholders shall have delivered to the Company a certificate executed by the Company, dated the Closing Date, certifying in such detail as the Company may reasonably request, that the conditions specified in Sections 7.2(a), (b) and (c) above have been fulfilled and as to such other matters as the Company may reasonably request.

(f) Written Authorization. The Shareholders' Representative (as defined hereunder) or the Shareholders shall have delivered to the Company on or prior to the Closing Date, the Authorization (as defined hereunder) executed by each of Shareholders.

(g) Transfer of DOC Shares. The DOC Shares shall have been transferred to the Shareholders by DOC in partial satisfaction of the Buyout Purchase Price immediately prior to the Closing on the Closing Date.

7.3 Conditions Precedent to the Obligations of the Shareholders. All of the obligations of the Shareholders under this Agreement are subject to the satisfaction at or prior to the Closing Date (or the alternative closing date) of each and every one of the following conditions.

(a) Representations and Warranties True. Each of the representations and warranties of the Company contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transaction contemplated hereby shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true and correct in all respects) as of the Closing Date with the same force and effect as though made on and as of such date.

(b) Performance. The Company shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) Consents. The Company shall have obtained all material authorizations, consents, waivers and approvals as may be required to consummate the transaction contemplated by this Agreement.

(d) Company Board Approval. The Board of Directors of the Company shall have approved the execution, delivery and performance of this Agreement by the Company.

(e) Company's Certificate. The Company shall have delivered to the Shareholders a certificate executed by the Company, dated the Closing Date, certifying in such detail as the Shareholders may reasonably request, that the conditions specified in Sections 7.3(a), (b) and (c) above have been fulfilled and as to such other matters as the Shareholders may reasonably request.

ARTICLE VIII

Registration

8.1 Shareholders' Registration Rights. On or prior to the Filing Date, the Company shall prepare and file with the Commission the Registration Statement covering the resale of the ADSX Exchange Shares for an offering to be made under the Securities Act, or include the ADSX Exchange Shares by piggyback on such other registration statement as may be filed by the Company. The Registration Statement shall be prepared on Form S-3 and shall contain a “Plan of Distribution” approved by both the Shareholders and the Company. Subject to the terms of this Agreement and the piggyback registration option described herein, the Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the date when all ADSX Exchange Shares covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent. The Company shall notify the Shareholders via facsimile or e-mail, followed by regular U.S. Mail, of the effectiveness of the Registration Statement immediately after the Company receives notification of the effectiveness of such Registration Statement from the Commission.

ARTICLE IX

Termination

9.1 Termination. This Agreement may be terminated as follows: (i) by mutual written consent of the parties at any time prior to the Closing Date; or (ii) the Company or the Shareholders may terminate this Agreement by giving written notice to the other party at any time on or prior to the Closing Date if either the Company or the Shareholders have breached any representation, warranty or covenant contained in this Agreement in any material respect.

9.2 Effect of Termination. If the Company or the Shareholders terminate this Agreement pursuant to Section 9.1(ii) above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to the other party.

ARTICLE X

Shareholders' Representative

10.1 Shareholders' Representative. Pursuant to a power-of-attorney or other authorization (the "Authorization") to be delivered to the Company on or prior to the Closing

Date, each of the Shareholders has made, constituted, appointed and validly authorized Lasse Nordfjeld as a representative of the Shareholders (the "Shareholders' Representative") for all purposes under this Agreement.

10.2 The Shareholders' Representative is authorized, on behalf and in the name of such Shareholder, to:

(a) Receive all notices or documents given or to be given to him pursuant hereto or in connection herewith. The Shareholders' Representative promptly shall forward a copy of such notice or process to each Shareholder;

(b) Deliver to the Company at the Closing all certificates and documents to be delivered to by the Shareholders pursuant to this Agreement, together with any other certificates and documents executed by each Shareholder and deposited with the Shareholders' Representative for such purpose; and

(c) Take such action on behalf of the Shareholders as the Shareholders' Representative may deem appropriate in respect of all such other matters as the Shareholders' Representative may deem necessary or appropriate to consummate this Agreement and the transactions contemplated hereby.

The appointment or authorization of the Shareholders' Representative pursuant to the Authorization is irrevocable and is deemed coupled with an interest and any action taken by Shareholders' Representative pursuant to this Section 10 or under this Agreement shall be effective and absolutely binding on each Shareholder notwithstanding any contrary action of or direction from a Shareholder. The death or incapacity of any Shareholder shall not terminate the prior authority and agency of the Shareholders' Representative. The Shareholders' Representative agrees that the Company shall not be liable for any actions or claims against the Company or any other party related to the Shareholders' Representative representations in this Section 10 or in connection with the performance of his duties on behalf of the Shareholders under this Agreement or in connection with this Agreement.

ARTICLE XI

Miscellaneous

11.1 Notices. Any notice, demand, claim or other communication under this Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below their names on the signature pages of this Agreement (or at such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given when actually received or, (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery, (b) in the case of certified U.S. mail, five days after deposit in the U.S. mail, or (c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise.

11.2 Entire Agreement. This Agreement contains every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein.

11.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

11.4 Assignment. This Agreement may not be assigned by any party without the written consent of the other party.

11.5 Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties hereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the appropriate party by its Chairman, President or any Vice President or other person, who has been authorized by its Board of Directors to execute waivers, extensions or amendments on its behalf. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party’s rights under such provisions at any other time or a waiver of such party’s rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party’s right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

11.6 Severability. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

11.7 Expenses. Each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

11.8 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

11.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

11.10 Time of Essence. Wherever time is specified for the doing or performance of any act hereunder, time shall be considered of the essence.

11.11 Litigation; Prevailing Party. If, notwithstanding the provisions of Section 6.3 regarding arbitration hereunder, any litigation is instituted with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party and the non-prevailing party shall pay all reasonable fees and expenses of counsel for the prevailing party.

11.12 Injunctive Relief. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

11.13 Remedies Cumulative. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

11.14 Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Florida without reference to the choice of law principles thereof.

11.15 Jurisdiction and Venue. If, notwithstanding the provisions of Section 6.3 regarding arbitration hereunder, any litigation is instituted with regard to this Agreement, this Agreement shall be subject to the exclusive jurisdiction of the courts of Palm Beach County, Florida. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Florida by virtue of a failure to perform an act required to be performed in the State of Florida and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Florida for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in Palm Beach County, Florida, and further irrevocably waive any claim that any suit, action or proceeding brought in Palm Beach County, Florida has been brought in an inconvenient forum.

11.16 Participation of Parties. The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated among all parties hereto and their respective legal counsel and that all such parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

11.17 Preliminary Statements. The parties hereto acknowledge that the preliminary statements contained herein shall be deemed part of this Agreement and shall be binding upon the parties.

[signatures on following page]

[signatures to the share exchange agreement]

IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

APPLIED DIGITAL SOLUTIONS, INC.

By: /s/ Evan McKeown
Name: Evan McKeown
Title: Senior Vice President and Chief Financial Officer

Address for Notice:
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
Attn: Scott R. Silverman, CEO
Tel: (561) 805-8056
Fax: (561) 805-8001

With a copy to:                                                 Holland & Knight LLP
701 Brickell Avenue
Suite 3000
Miami, FL 33131
Attn: Harvey Goldman, Esq.
Tel: (305) 789-7506
Fax: (305) 789-7799

SHAREHOLDERS

LANO Holding ApS

By: /s/ Lasse Nordfjeld
Name: Lasse Nordfjeld
Title: Chief Executive Officer

/s/ Lasse Nordfjeld
Lasse Nordfjeld, individually and
as the Shareholders' Representative

Address for Notice:

28 Gronnegangen
DK-3070 Snekkersten
Attn: Lasse Nordfjeld
Tel: [•]
Fax: [•]

With a copy to:                                                 Lassen & Ricard
31 Amaliegade
DK-1256 Copenhagen K
Attn: Peter Lambert
Tel: 33 32 20 12
Fax: 33 32 24 74